Exhibit 99.3



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 1997

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


        ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN (For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
                           and its Subsidiaries)


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1. Plan is subject to ERISA, see Item 4 for required information.

Item 2. Plan is subject to ERISA, see Item 4 for required information.

Item 3. Plan is subject to ERISA, see Item 4 for required information.

Item 4. Financial Statements and Exhibits
        ---------------------------------

    (a) Financial Statements:

        Report of independent accountants

        Statement of Net Assets Available for Benefits with Fund
        Information at March 31, 1997 and March 31, 1996.

        Statement of Changes in Net Assets Available for Benefits with Fund Information for the years ended March 31, 1997 and March 31, 1996.

        Notes to financial statements

        Schedule of Reportable Transactions for the year ended
        March 31, 1997 (Schedule I)

        Anheuser-Busch Defined Contribution Master Trust - Statement of Net Assets Available for Benefits with Fund Information at March 31, 1997 and March 31, 1996 (Appendix A)

        Anheuser-Busch Defined Contribution Master Trust - Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended March 31, 1997 and March 31, 1996 (Appendix A)



    (b) Exhibits:

        None

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                             ANHEUSER-BUSCH DEFERRED INCOME STOCK
                             PURCHASE AND SAVINGS PLAN (FOR CERTAIN
                             HOURLY EMPLOYEES OF ANHEUSER-BUSCH
                             COMPANIES, INC. AND ITS SUBSIDIARIES)





                             By:         JOBETH G. BROWN
                                 ---------------------------------------
                                         JoBeth G. Brown
                                         Committee Member


Dated: September 24, 1997

                                  800 Market Street     Telephone 314 206 8500
                                  St. Louis, MO  63101


PRICE WATERHOUSE LLP                                         [LOGO]



                   REPORT OF INDEPENDENT ACCOUNTANTS


August 1, 1997

To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan (For Certain Hourly
Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries), formerly the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Hourly Employees of Busch Entertainment Corporation), at March 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedule I is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and the changes in net assets available for benefits of each fund.
Schedule I and the Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




PRICE WATERHOUSE LLP


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)

Statement of Net Assets Available for Benefits with Fund Information
March 31, 1997
Page 2
--------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed     Equity
                                 Companies, Inc.   income      income    index
                                    stock fund      fund        fund      fund
Assets
Receivables:
     Contributions:
          Participant               $    12,362   $    332   $    387   $    1,057
          Employer                        6,865       -          -           -
                                    -----------   --------   --------   ----------
                                         19,227        332        387        1,057
                                    -----------   --------   --------   ----------
Investments at fair value:
  Anheuser-Busch Companies,
   Inc. Common Stock*                20,722,808
  Anheuser-Busch Companies, Inc.
   Short-Term Fixed Income Fund                    443,463
  Anheuser-Busch Companies, Inc.
   Medium Term Fixed Income Fund                              570,321
  Anheuser-Busch Companies, Inc.
   Capital Equity Index Fund                                             1,000,621
  Anheuser-Busch Companies, Inc.
   Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
   Index Balanced Fund
Participant loans*
  Earthgrains Company, Inc. Common
    Stock Fund                          -           -          -           -
                                    -----------   --------   --------   ----------
                                     20,722,808    443,463    570,321    1,000,621
                                    -----------   --------   --------   ----------
     Total assets                    20,742,035    443,795    570,708    1,001,678
                                    -----------   --------   --------   ----------
Liabilities
     Total liabilities                  -           -           -          -
                                    -----------   --------   --------   ----------
    Net assets available for
      benefits                      $20,742,035   $443,795   $570,708   $1,001,678
                                    ===========   ========   ========   ==========


   *   Represents more than 5% of net assets available for benefits.

                 See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index   Participant  Earthgrains
                                     balanced    balanced     loan     common stock
                                       fund        fund       fund         fund        Total
Assets
Receivables:
     Contributions:
          Participant                 $       326   $    233  $  -        $  -        $     14,697
          Employer                        -           -          -           -               6,865
                                      -----------   --------  ----------  ----------  ------------
                                              326        233     -           -              21,562
                                      -----------   --------  ----------  ----------  ------------
Investments at fair value:
  Anheuser-Busch Companies,
   Inc. Common Stock*                                                                   20,722,808
  Anheuser-Busch Companies, Inc.
   Short-Term Fixed Income Fund                                                            443,463
  Anheuser-Busch Companies, Inc.
   Medium Term Fixed Income Fund                                                           570,321
  Anheuser-Busch Companies, Inc.
   Capital Equity Index Fund                                                             1,000,621
  Anheuser-Busch Companies, Inc.
   Managed Balanced Fund                  149,829                                          149,829
  Anheuser-Busch Companies, Inc.
   Index Balanced Fund                                81,145                                81,145
Participant loans*                                             2,227,239                 2,227,239
  Earthgrains Company, Inc. Common
   Stock Fund                             -           -           -          303,723       303,723
                                      -----------   --------  ----------  ----------  -----------
                                          149,829     81,145   2,227,239     303,723    25,499,149
                                      -----------   --------  ----------  ----------- ------------
     Total assets                         150,155     81,378   2,227,239     303,723    25,520,711
                                      -----------   --------  ----------  ----------  ------------
Liabilities
     Total liabilities                    -           -           -          -             -
                                      -----------   --------  ----------  ----------  ------------
    Net assets available for
      benefits                        $   150,155   $ 81,378  $2,227,239  $  303,723  $ 25,520,711
                                      ===========   ========  ==========  ==========  ============



   *  Represents more than 5% of net assets available for benefits.

              See accompanying Notes to Financial Statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)

Statement of Net Assets Available for Benefits with Fund Information
March 31, 1996
Page 3
--------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed     Equity
                                 Companies, Inc.   income      income    index
                                    stock fund       fund       fund      fund
Assets
Cash                               $        406   $   -       $   -       $   -
Receivables:
  Contributions:
     Participant                         10,516         944         809         944
     Employer                             7,350       -           -            -
                                   ------------   ---------   ---------   ---------
                                         18,272         944         809         944
                                   ------------   ---------   ---------   ---------

Investments at fair value:
  Earthgrains Company, Inc.,
    Common Stock
  Anheuser-Busch Companies, Inc.
    Common Stock*                    15,585,120
  Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund                    393,709
  Anheuser-Busch Companies, Inc.
    Medium Term Fixed Income Fund                               568,186
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund                                               773,801
  Anheuser-Busch Companies, Inc.
     Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
     Indexed Balanced Fund
  Participant loans*                     -          -            -           -

                                   ------------   ---------   ---------   ---------
     Total investment                15,585,120     393,709     568,186     773,801
                                   ------------   ---------   ---------   ---------
     Total assets                    15,603,392     394,653     568,995     774,745
                                   ------------   ---------   ---------   ---------
 Liabilities
     Total liabilities                   -           -           -           -

                                   ------------   ---------   ---------   ---------
     Net assets available for
       benefits                    $ 15,603,392   $ 394,653   $ 568,995   $ 774,745
                                   ============   =========   =========   =========

    *   Represents more than 5% of net assets available for benefits.


                 See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index   Participant  Earthgrains
                                     balanced    balanced     loan     Company stock
                                       fund        fund       fund         fund        Total
Assets
Cash                                $     -        $  -      $   -        $  -       $       406
Receivables:
     Contributions:
          Participant                       269         269                               13,751
          Employer                        -           -          -           -             7,350
                                    -----------    --------  ----------   ---------  -----------
                                            269         269       -           -           21,507
                                    -----------    --------   ----------   ---------  -----------
Investments at fair value:
  Earthgrains Company, Inc.,
    Common Stock                                                            274,200      274,200
  Anheuser-Busch Companies, Inc.
    Common Stock*                                                                     15,585,120
  Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund                                                         393,709
  Anheuser-Busch Companies, Inc.
    Medium Term Fixed Income Fund                                                        568,186
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund                                                            773,801
  Anheuser-Busch Companies, Inc.
     Managed Balanced Fund              129,024                                          129,024
  Anheuser-Busch Companies, Inc.
     Indexed Balanced Fund                           53,466                               53,466
  Participant loans*                     -            -       1,273,314      -         1,273,314

                                    -----------    --------  ----------   ---------  -----------
     Total investment                   129,024      53,466   1,273,314     274,200   19,050,820
                                    -----------    --------  ----------   ---------  -----------
     Total assets                       129,293      53,735   1,273,314     274,200   19,072,327
                                    -----------    --------  ----------   ---------  -----------

Liabilities
     Total liabilities                   -            -          -           -            -

                                    -----------    --------  ----------   ---------  -----------
     Net assets available for
       benefits                     $   129,293    $ 53,735  $1,273,314   $ 274,200  $19,072,327
                                    ===========    ========  ==========   =========  ===========



    *   Represents more than 5% of net assets available for benefits.


                See accompanying Notes to Financial Statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)

Statement of Changes in Net Assets Available for Benefits with Fund
Information
Year Ended March 31, 1997
Page 4
---------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed     Equity
                                 Companies, Inc.   income      income    index
                                    stock fund       fund       fund      fund
Additions to net assets
 attributed to:
  Contributions:
     Employer                      $  1,248,255   $    -      $     -    $     -
     Participant                      1,838,287      81,860     119,317     252,325
                                    -----------    --------    --------  ----------
                                      3,086,542      81,860     119,317     252,325
                                    -----------    --------    --------  ----------
Investment income:
  Interest
  Net realized and unrealized
    appreciation in fair value        4,086,491      21,076      24,967     148,006
    of investments
                                    -----------    --------    --------  ----------
    Total additions                   7,173,033     102,936     144,284     400,331
                                    -----------    --------    --------  ----------

Deductions from net assets
  attributed to:
  Distributions to participants       1,799,536      45,595      81,699      48,450
                                    -----------    --------    --------  ----------
Net transfers in (out)                 (234,854)     (8,199)    (60,872)   (124,948)
                                    -----------    --------    --------  ----------
Net increase                          5,138,643      49,142       1,713     226,933

Net assets available for benefits,   15,603,392     394,653     568,995     774,745
  beginning of year
                                    -----------    --------    --------  ----------
Net assets available for benefits, $ 20,742,035   $ 443,795   $ 570,708 $ 1,001,678
  end of year                       ===========    ========    ========  ==========






                 See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index   Participant  Earthgrains
                                     balanced    balanced     loan     Company stock
                                       fund        fund       fund         fund        Total
Additions to net assets
 attributed to:
 Contributions:
    Employer                          $   -        $  -      $   -       $   -       $ 1,248,255
    Participant                          46,658      47,561      -           -         2,386,008
                                      ---------    --------  ----------  ----------   ----------
                                         46,658      47,561      -           -         3,634,263
                                      ---------    --------  ----------  ----------   ----------
Investment income:
  Interest                                                      151,705                  151,705
  Net realized and unrealized
    appreciation in fair value           14,904       7,628      -          155,874    4,458,946
    of investments
                                      ---------    --------  ----------  ----------   ----------
    Total additions                      61,562      55,189     151,705     155,874    8,244,914
                                      ---------    --------  ----------  ----------   ----------

Deductions from net assets
  attributed to:
  Distributions to participants           6,547       6,028       1,876      36,039    2,025,770
                                      ---------    --------  ----------  ----------  -----------
Net transfers in (out)                  (34,153)    (21,518)    804,096     (90,312)     229,240
                                      ---------    --------  ----------  ----------  -----------
Net increase                             20,862      27,643     953,925      29,523    6,448,384

Net assets available for benefits,      129,293      53,735   1,273,314     274,200   19,072,327
  beginning of year                   ---------    --------  ----------  ----------  -----------

Net assets available for benefits,    $ 150,155    $ 81,378  $2,227,239  $  303,723  $25,520,711
  end of year                         =========    ========  ==========  ==========  ===========

















                See accompanying Notes to Financial Statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)

Statement of Changes in Net Assets Available for Benefits with Fund Information
Year Ended March 31, 1996
Page 5
------------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                                Short-term  Medium-term
                                 Anheuser-Busch    fixed       fixed       Equity
                                     Company       income      income      index
                                    stock fund       fund       fund        fund
Additions to net assets
 attributed to:
  Contributions:
     Employer                      $  1,337,667   $    -      $    -      $    -
     Participant                      1,938,258     134,839     154,329     225,292
                                   ------------   ---------   ---------   ---------
                                      3,320,925     134,839     154,329     225,292
                                   ------------   ---------   ---------   ---------
Investment income:
  Interest                                2,709
  Dividends                             177,350
  Net realized and unrealized
    appreciation in fair value        9,591,064      14,485      46,104     193,732
    of investments                 ------------   ---------   ---------   ---------
                                      9,771,123      14,485      46,104     193,732

Transfer in at Fund inception            -              -          -           -
                                   ------------   ---------   ---------   ---------
  Total additions                    13,092,048     149,324     200,433     419,024
                                   ------------   ---------   ---------   ---------
Deductions from net assets
  attributed to:
     Distributions to participants    1,995,093      44,962      94,825      64,604
                                   ------------   ---------   ---------   ---------
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan                      (7,662,466)       (944)       (809)       (944)
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Employees
 covered by a Collective
 Bargaining Agreement)                 (349,729)
Transfer of assets (to) Deferred
 Income Stock Purchase & Savings
 Plan (For Certain Employees
 of the Earthgrains Company)
Interfund transfers                    (147,035)   (115,664)   (103,981)   (123,849)
                                   ------------   ---------   ---------   ---------
Net transfer in (out)                (8,159,230)   (116,608)   (104,790)   (124,793)
                                   ------------   ---------   ---------   ---------
Net increase (decrease)               2,937,725     (12,246)        818     229,627

Net assets available for benefits,
  beginning of year                  12,665,667     406,899     568,177     545,118
                                   ------------   ---------   ---------   ---------
Net assets available for benefits,
  end of year                      $ 15,603,392   $ 394,653   $ 568,995   $ 774,745
                                   ============   =========   =========   =========

                     See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                     Managed      Index   Participant  Earthgrains
                                     balanced    balanced     loan     Company stock
                                       fund        fund       fund         fund        Total
Additions to net assets
 attributed to:
 Contributions:
    Employer                        $     -       $   -      $   -        $  -       $ 1,337,667
    Participant                          61,109     43,274       -           -         2,602,101
                                    -----------   ---------  ----------   ---------  -----------
                                         61,109     43,274       -           -         3,939,768
                                    -----------   ---------  ----------   ---------  -----------

Investment income:
  Interest                                                       60,902                   63,611
  Dividends                                                                              177,350
  Net realized and unrealized
    appreciation in fair value           39,076       7,855        -        130,057   10,022,373
    of investments                  -----------   ---------  ----------   ---------  -----------
                                         39,076       7,855      60,902     130,057   10,263,334

Transfer in at Fund inception            -              -           -       113,328      113,328
                                    -----------   ---------  ----------   ---------  -----------
  Total additions                       100,185      51,129      60,902     243,385   14,316,430
                                    -----------   ---------  ----------   ---------  -----------
Deductions from net assets
  attributed to:
     Distributions to participants       10,464       1,957      67,017       -        2,278,922
                                    -----------   ---------  ----------   ---------  -----------
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan                            (269)       (269)      4,460      30,815   (7,630,426)
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Employees
 covered by a Collective
 Bargaining Agreement)                                                                  (349,729)
Transfer of assets (to) Deferred
 Income Stock Purchase & Savings
 Plan (For Certain Employees
 of the Earthgrains Company)
Interfund transfers                     (43,828)    (24,717)    559,074        -           -
                                    -----------   ---------  ----------   ---------  -----------
Net transfer in (out)                   (44,097)    (24,986)    563,534      30,815   (7,980,155)
                                    -----------   ---------  ----------   ---------  -----------
Net increase (decrease)                  45,624      24,186     557,419     274,200    4,057,353

Net assets available for benefits,
  beginning of year                      83,669      29,549     715,895        -      15,014,974
                                    -----------   ---------  ----------   ---------  -----------
Net assets available for benefits,
  end of year                       $   129,293   $  53,735  $1,273,314   $ 274,200  $19,072,327
                                    ===========   =========  ==========   =========  ===========





                         See accompanying Notes to Financial Statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Notes to Financial Statements
Page 6
--------------------------------------------------------------------------

1.   DESCRIPTION OF THE PLAN

     GENERAL
     The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) (the Plan) was established as a result of an amendment to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan for salaried employees which was effective April 1, 1992. This summary is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

     PLAN ADMINISTRATION
     The Plan's named fiduciaries are Anheuser-Busch Companies, Inc. (the Company), as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

     Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in Company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options and the decrease in the vesting period from three years to two years.

     PLAN PARTICIPATION
     The Plan covers eligible hourly employees of certain subsidiaries of the Company which include: Busch Entertainment Corporation; Busch Properties of Florida, Inc.; Sea World, Inc.; Sea World of Florida, Inc.; and Sea World of Texas, Inc. Each hourly employee (other than employees covered by a collective bargaining agreement) of the above subsidiaries is eligible to participate in the Plan after completing one year of service, in which 1,000 hours of service are completed. Participation by eligible employees is voluntary.

     CONTRIBUTIONS
     A participant may make matched or unmatched contributions. Both matched and unmatched contributions may be before-tax or after-tax. A participant may contribute from 1% to 6% of his base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 2% nor more than 6% of the participant's base compensation. In addition, a participant may

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Notes to Financial Statements
Page 7
--------------------------------------------------------------------------
     contribute from 1% to 10% of his base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount determined annually based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 75% of the aggregate participant contributions.

     The Company may also be required to make a Supplemental Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental Contributions are payable within 180 days of the Plan's year end and are allocated to participants who have account balances as of the end of the Plan year. For the years ended March 31, 1997 and 1996, no Supplemental Contributions were required.

     Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1989 vested immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after three years of service. Company contributions also vest upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change in control" of the Company as defined by the Plan. Forfeitures of nonvested balances reduce future employer contributions.

     INVESTMENTS
     The Trustee maintains an Anheuser-Busch Companies, Inc. common stock fund, an Earthgrains Company, Inc. common stock fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Indexed Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contribution and all of the unmatched contributions in increments of 1% into any fund established under the Plan. Earnings are reinvested in the fund to which they relate.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Notes to Financial Statements
Page 8
--------------------------------------------------------------------------

     The Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the stock purchase and savings plans sponsored by the Company. On September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund, into a single Master Trust.

     DISTRIBUTIONS
     The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of his account and the part of the Company contribution portion of his account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares, while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

     PARTICIPANT LOANS
     A participant may borrow from Before-Tax and/or After-Tax Vested account balances. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate is set quarterly at prime plus one percentage point at the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

     PLAN EXPENSES
     Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are paid by the participating employers.

     AMENDMENT OR TERMINATION OF THE PLAN
     The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of ERISA. Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Notes to Financial Statements
Page 9
--------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING
     The Plan's financial statements are prepared on the accrual basis of accounting.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

     Certain reclassifications have been made to the 1996 financial statements to conform to current year presentation.

     INVESTMENT VALUATION
     Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31, 1997. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the trustee. Participant loans are valued at cost which approximates fair value.

     SECURITY TRANSACTIONS AND INVESTMENT INCOME
     Investment purchases and sales, and related realized gains or losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation in fair value of investments is comprised of the change in market value compared to the cost of investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

     ALLOCATION OF ASSETS
     The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Notes to Financial Statements
Page 10
--------------------------------------------------------------------------

3.   INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION
     MASTER TRUST

     Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan transferred it's investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The Earthgrains Company, Inc.'s Common Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A. (Trustee).

     At March 31, 1997 and 1996, the Plan's interest in the net assets of the Master Trust was approximately 1% and 1%, respectively.

     The following table presents the fair value of investments for the Master Trust:

                                                      March 31,
                                               1997               1996

     Investments at fair value:
       Anheuser-Busch common stock     $  1,764,489,350  $    1,454,421,887
       Short-term fixed income               12,234,324          12,844,323
       Medium-term fixed income              44,142,666          48,259,434
       Equity index                          86,880,218          65,055,866
       Managed balanced                      10,806,861           9,431,452
       Index balanced                         7,756,536           6,020,060
       Participant loans                     76,179,822          63,971,162
       Earthgrains Company common stock      24,070,669          25,851,364
                                       ----------------  ------------------

                                      $  2,026,560,446   $    1,685,855,548
                                       ===============    =================

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Notes to Financial Statements
Page 11
--------------------------------------------------------------------------

Investment income for the Master Trust is as follows:

                                                 Year ended March 31,
                                                 1997            1996

Net appreciation in fair value of
investments:
  Anheuser-Busch common stock             $  353,822,133    $  179,537,693
  Short-term fixed income                        712,403          (146,135)
  Medium-term fixed income                     1,969,137         1,574,195
  Equity index                                12,218,135        14,939,087
  Managed balanced                               956,745         2,236,095
  Index balanced                                 758,054           844,001
  Participant loans                                             (2,005,752)
  Earthgrains Company common stock            11,179,051         8,648,339
                                          --------------    --------------

                                             381,615,658       205,627,523

Interest                                       6,245,287         8,752,807
Dividends                                     32,464,215        34,040,767
                                          --------------    --------------

                                          $  420,325,160    $  248,421,097
                                          ==============    ==============

     Financial statements for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 1997 and 1996 are included as Appendix A.

4.   FEDERAL INCOME TAX STATUS

     The Internal Revenue Service has determined and informed the Company by a letter dated January 30, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Code. The Plan Administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Service. Therefore, no provision for income taxes has been included in the Plan's financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Notes to Financial Statements
Page 12
--------------------------------------------------------------------------

5.   BENEFIT OBLIGATIONS

     Benefit obligations for persons who have withdrawn from participation in the Plan are as follows:

                                                           March 31
                                                      1997          1996

     Earthgrains Company common stock fund         $    180      $    -
     Anheuser-Busch Companies common stock fund      24,536         127,317
     Short-term fixed income fund                        51
     Medium-term fixed income fund                       51
     Equity index fund                                  217
     Managed balanced fund                               51
     Index balanced fund                                 52           -
                                                   --------      ----------

                                                  $  25,138     $   127,317
                                                  =========     ===========

     In accordance with generally accepted accounting principles, these amounts are not reported as distributions payable in the accompanying financial statements. However, Department of Labor regulations require that these amounts be reported as liabilities on Form 5500. Accordingly, net assets available for benefits reported on Form 5500 are lower than that reflected in the financial statements by the above amounts.

6.   TRANSACTIONS WITH PARTIES-IN-INTEREST

     At March 31, 1997, the Plan held shares of Anheuser-Busch Companies, Inc. common stock. These shares had a total cost of $9,974,765 and total market value of $20,722,808 at March 31, 1997. During the year ended March 31, 1997, transactions with the Company included aggregate purchases and sales totaling $1,507,768 and $25,583, respectively. These transactions are allowable party-in-interest transactions under
     Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Notes to Financial Statements
Page 13
--------------------------------------------------------------------------

7.   UNIT ACCOUNTING

     As of October 17, 1995, the Company began allocating units to participant accounts. On March 31, 1997, the total number of units allocated to each of the funds in the Plan and the applicable net asset value (NAV) of each unit was as follows:

                                          Units Held   NAV per Unit

     Earthgrains Company Common                 36,823         8.25
     Anheuser-Busch Common Stock Fund        1,487,216        13.93
     Short Term Fixed Income Fund               27,216        16.29
     Medium Term Fixed Income Fund              26,682        21.37
     Equity Index Fund                           6,040       165.67
     Managed Balanced Fund                      10,335        14.50
     Indexed Balanced Fund                       2,256        35.97
     Participant Loans                       2,211,968         1.00


ANHEUSER-BUSCH DEFERRED INCOME STOCK                            SCHEDULE I
PURCHASE AND SAVINGS PLAN
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
and its Subsidiaries)

Item 27d Form 5500 - Schedule of Reportable Transactions*
Year Ended March 31, 1997
--------------------------------------------------------------------------

                                     Number    Number    Total     Total       Net
  Identity of    Description           of        of     cost of   proceeds    gain
 party involved   of asset          purchases   sales  purchases  from sales  (loss)
Anheuser-Busch   Promissory Notes of    55        -    $  566,532 $    -      $    -      Companies, Inc.
                 various participants
                 of Plan (participant
                 loans)

Anheuser-Busch   Common Stock           27        1     1,507,768   25,583     13,824
 Companies, Inc.






























* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of March 31, 1996 as defined in Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 1 of 4
Statement of Net Assets Available for Benefits with Fund Information
March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                             Short-term  Medium-term
                            Anheuser-Busch     fixed       fixed        Equity
                            Companies, Inc.    income      income       index
                               stock fund       fund       fund          fund
Assets
Cash                      $     -          $    -        $       869  $    -
Receivables:
  Income                        -             3,334,261       607,418       -
                          ---------------  ------------  ------------  ------------
                                -             3,334,261       608,287       -
                          ---------------  ------------  ------------  ------------

Investments, at fair value:
  Anheuser-Busch Companies,
     Inc. Common Stock      1,763,200,723

  Interest bearing cash         1,288,627                     350,368
  U.S. government securities                   1,901,519    31,422,938
  Corporate debt instruments                  10,332,805    11,217,609
  Insurance contracts
  Interest in common/collective                              1,151,751
    trusts
  Loans to participant
  Earthgrains Company Inc.
    common stock
  Other investments             -               -             -          86,880,218
                          ---------------  -----------   ------------  ------------
                            1,764,489,350    12,234,324    44,142,666    86,880,218
                          ---------------  ------------  ------------  ------------
    Total assets            1,764,489,350    15,568,585    44,750,953    86,880,218
                          ---------------  ------------  ------------  ------------
Liabilities
Notes payable                 282,100,000       -             -             -
                          ---------------  ------------  ------------  ------------

    Total liabilities         282,100,000       -             -             -
                          ---------------  ------------  ------------  ------------

    Net assets available  $ 1,482,389,350  $ 15,568,585  $ 44,750,953  $ 86,880,218
      for benefits        ===============  ============  ============  ============





PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index   Participant  Earthgrains
                                balanced    balanced     loan     Company stock
                                  fund        fund       fund         fund                Total
Assets
Cash                          $      -     $    -     $   -      $        -         $          869
Receivables:
  Income                             -          -         -               -              3,941,679
                               -----------   --------   --------      ----------    --------------
                                     -          -         -               -              3,942,548
                               -----------   --------   --------      -----------   --------------
Investments, at fair value
  Anheuser-Busch Companies, Inc.
     Common Stock                                                                    1,763,200,723
  Interest bearing cash                                                                  1,638,995
  U.S. government securities                                                            33,324,457
  Corporate debt instruments                                                            21,550,414
  Insurance contracts           10,806,861    3,809,698                                 14,616,559
  Interest in common/collective
    trusts                                    3,946,838                                  5,098,589
  Loans to participant                                    76,179,822                    76,179,822
  Earthgrains Company Inc.
    common stock                                                       24,070,669       24,070,669
  Other investments                -               -         -             -            86,880,218
                              ------------    ----------   ----------   -----------   -------------
                                10,806,861     7,756,536   76,179,822   24,070,669   2,026,560,446
                             -------------    ----------   ----------  -----------   -------------
    Total assets                10,806,861     7,756,536   76,179,822   24,070,669   2,030,502,994
                             -------------    ----------   ----------  -----------   -------------

Liabilities
Notes payable                      -               -          -             -          282,100,000
                              ------------    ----------   ----------- -----------   -------------
    Total liabilities              -               -          -              -         282,100,000
                              ------------    ----------  -----------  -----------   -------------

    Net assets available     $  10,806,861   $ 7,756,536 $ 76,179,822 $ 24,070,669  $ 1,748,402,994
      for benefits            ============   ===========  ===========  ===========   ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN       APPENDIX A
                                                                    Page 2 of 4
Statement of Net Assets Available for Benefits
March 31, 1996
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed      Equity
                            Companies, Inc.   income      income     index
                               stock fund       fund       fund       fund
Assets
Cash                          $     9,443    $    -     $      493  $    -
Receivables:
     Income                        25,136       717,116     660,124       -
                             ------------     ---------  ----------    -----------
                                   34,579       717,116     660,617        -
                              ------------    ---------  ----------    -----------

Investments, at fair market value
  Earthgrains Company Inc.
    common stock
  Anheuser-Busch Companies,  1,429,086,002
    Inc. common stock
  Interest bearing cash         25,335,885                  780,070
  U.S. Government securities                  4,975,174  30,828,807
  Corporate debt instruments                  7,380,989  11,816,309
  Insurance contracts
  Interest in common/collective                           3,363,318
    trusts
  Loans to participants
  Other investments                -            488,160   1,470,930     65,055,866
                             -------------   ----------  ----------     ----------
     Total investments       1,454,421,887   12,844,323  48,259,434     65,055,866
                             -------------   ----------  ----------     ----------
     Total assets            1,454,456,466   13,561,439   48,920,051    65,055,866
                             -------------   ----------   ----------    ----------

Liabilities
Notes payable                  315,400,000
Other payable                          573        -            -            -
                              ------------   ----------   ----------   -----------
     Total liabilities         315,400,573         -            -             -
                              ------------   ----------   ----------   -----------

     Net assets available  $ 1,139,055,893  $13,561,439  $ 48,920,051 $ 65,055,866
       for benefits        ===============   ==========   =========== ============





PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index     Participant    Earthgrains
                                Balanced    balanced       loan       Company stock
                                  fund        fund         fund           fund            Total
Assets
Cash                         $       -      $  -        $   -        $   -        $         9,936
Receivables:
  Income                             -         -            -            -              1,402,376
                             -------------  ----------- ------------ ------------ ---------------
                                     -         -            -            -              1,412,312
                             -------------  ----------- ------------ ------------ ---------------
Investments, at fair value
  Earthgrains Company Inc.
     common stock                                                     25,851,364       25,851,364
  Anheuser-Busch Companies, Inc.
     common stock                                                                   1,429,086,002
  Interest bearing cash                                                                26,115,955
  U.S. Government securities                                                           35,803,981
  Corporate debt instruments                                                           19,197,298
  Insurance contracts            9,431,452
  Interest in common/collective                                                         9,431,452
    trusts                                    3,023,771   (5,096,285)                   1,290,804
  Loans to participants                                   69,067,447                   69,067,447
  Other investments                -          2,996,289     -             -            70,011,245
                             ------------   ----------  ------------ ------------ ---------------
    Total investments            9,431,452    6,020,060   63,971,162   25,851,364   1,685,855,548
                             -------------  ----------- ------------ ------------ ---------------
    Total assets                 9,431,452    6,020,060   63,971,162   25,851,364   1,687,267,860
                             -------------  ----------- ------------ ------------ ---------------

Liabilities
Notes payable                                                                         315,400,000
Other payable                      -              -         -              -                  573
                             -------------  ----------- ------------ ------------ ---------------
    Total liabilities              -              -         -               -         315,400,573
                             -------------  ----------- ------------ ------------ ---------------

    Net assets available     $   9,431,452  $ 6,020,060 $ 63,971,162 $ 25,851,364 $ 1,371,867,287
      for benefits           =============  =========== ============ ============ ===============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 3 of 4
Statement of Changes in Net Assets Available for Benefits with Fund
Information
For the Year Ended March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed      Equity
                            Companies, Inc.   income      income     index
                               stock fund       fund       fund       fund
Additions to net assets
  attributed to:
    Contributions:
         Employer           $   16,302,090 $      -    $     -      $    -
         Participant            55,969,069     964,233    4,624,414   7,565,400
                            -------------- ----------- ------------ -----------
                                72,271,159     964,233    4,624,414   7,565,400
                            -------------- ----------- ------------ -----------

Investment income:
     Interest                      752,385         264
     Dividends                  32,464,215
     Net realized and unrealized
      change in fair market    353,822,133     712,403    1,969,137  12,218,135
      value                 -------------- ----------- ------------ -----------
       Total additions         459,309,892   1,676,900    6,593,551  19,783,535

Distributions to participants   89,417,709   2,217,757    2,752,761   3,232,210
Interest expense                40,338,376
Administrative expenses             14,892
Net transfer in (out)           13,794,542   2,548,003   (8,009,888)  5,273,027
                            -------------- ----------- ------------ -----------
     Net increase (decrease)   343,333,457   2,007,146   (4,169,098) 21,824,352

Net assets at beginning of   1,139,055,893  13,561,439   48,920,051  65,055,866
  period                    -------------- ----------- ------------ -----------

Net assets at end of period $1,482,389,350 $15,568,585 $ 44,750,953 $86,880,218
                            ============== =========== ============ ===========




PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index     Participant   Earthgrains
                                Balanced    balanced      loan      Company stock
                                   fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:
    Employer                  $     -      $    -      $    -       $     -     $   16,302,090
    Participant                  1,219,079     822,586      -             -         71,164,781
                              ------------ ----------- ------------ ----------- --------------
                                 1,219,079     822,586      -             -         87,466,871
                              ------------ ----------- ------------ ----------- --------------
Investment income:
     Interest                                             5,492,638                  6,245,287
     Dividends                                                                      32,464,215

     Net realized and unrealized
      change in fair market value  956,745     758,054      -        11,179,051    381,615,658
                              ------------ ----------- ------------ ----------- --------------
       Total additions           2,175,824   1,580,640    5,492,638  11,179,051    507,792,031
Distributions to participants      830,141     209,474      374,073   1,745,926    100,780,051
Interest expense                                                                    40,338,376
Administrative expenses                                                                 14,892
Net transfer in (out)               29,726     365,310    7,090,095 (11,213,820)     9,876,995
                              ------------ ----------- ------------ ----------- --------------
     Net increase (decrease)     1,375,409   1,736,476   12,208,660  (1,780,695)   376,535,707
Net assets at beginning of       9,431,452   6,020,060   63,971,162  25,851,364  1,371,867,287
   period                     ------------ ----------- ------------ ----------- --------------

Net assets at end of period   $ 10,806,861 $ 7,756,536 $ 76,179,822 $24,070,669 $1,748,402,994
                              ============ =========== ============ =========== ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 4 of 4
Statement of Changes in Net Assets Available for Benefits
For the Year Ended March 31, 1996
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term   Medium-term
                            Anheuser-Busch    fixed        fixed      Equity
                            Companies, Inc.   income       income     index
                               stock fund       fund*       fund*      fund*
Additions to net assets
  attributed to:
    Contributions:
         Employer           $   34,515,122  $     -     $    -      $    -
         Participant            50,628,382    1,277,033   4,433,495   6,268,943
                            --------------  ----------- ----------- -----------
                                85,143,504    1,277,033   4,433,495   6,268,943
                            --------------  ----------- ----------- -----------

Investment income:
     Interest                      599,391      587,446   2,168,611     955,322
     Dividends                  34,040,767
     Net realized/unrealized
      change in fair market    179,537,693     (146,135)  1,574,195  14,939,087
      value                 --------------  ----------- ----------- -----------
                               214,177,851      441,311   3,742,806  15,894,409

Transfer in at Master Trust    951,718,867         -           -         -
  inception                 --------------  ----------- ----------- -----------
      Total additions        1,251,040,222    1,718,344   8,176,301  22,163,352


Distributions to participants   69,476,790    1,277,113   3,070,393   1,978,680
Interest expense                14,317,876
Administrative expense              11,843
Net transfer in (out)          (28,177,820)   1,719,021  (1,613,902)  6,813,354
                            --------------  ----------- ----------- -----------
      Net increase           1,139,055,893    2,160,252   3,492,006  26,998,026

Net assets at beginning of         -         11,401,187  45,428,045  38,057,840
   period                   --------------  ----------- ----------- -----------
Net assets at end of period $1,139,055,893  $13,561,439 $48,920,051 $65,055,866
                            ==============  =========== =========== ===========




* Includes income earned by the respective Master Trust during the period April 1, 1995 through September 1, 1995.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index     Participant   Earthgrains
                                Balanced    balanced      loan      Company stock
                                  fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:
    Employer                  $     -      $    -      $    -       $     -     $   34,515,122
    Participant                  1,517,526   1,198,761      -             -         65,324,140
                              ------------ ----------- ------------ ----------- --------------
                                 1,517,526   1,198,761      -             -         99,839,262
                              ------------ ----------- ------------ ----------- --------------
Investment income:
     Interest                        1,380      45,571    4,395,086                  8,752,807
     Dividends                                                                      34,040,767                    Net
realized and unrealized
      change in fair market      2,236,095     844,001  (2,005,752)   8,648,339    205,627,523
      value                   ------------ ----------- ------------ ----------- --------------
                                 2,237,475     889,572   2,389,334    8,648,339    248,421,097

Transfer in at Master Trust
 inception                           -           -       51,693,730  10,318,530  1,013,731,127
                              ------------ ----------- ------------ ----------- --------------
       Total additions           3,755,001   2,088,333   54,083,064  18,966,869  1,361,991,486

Distributions to participants      307,994     150,894    1,123,663                 77,385,527
Interest expenses                                                                   14,317,876
Administrative expenses                                                                 11,843
Net transfer in (out)            1,463,796   1,899,295   11,011,761   6,884,495        -
                              ------------ ----------- ------------ ----------- --------------
     Net increase                4,910,803   3,836,734   63,971,162  25,851,364  1,270,276,240
Net assets at beginning of
   period                        4,520,649   2,183,326      -           -          101,591,047
                              ------------ ----------- ------------ ----------- --------------               Net assets

Net assets at end of period   $  9,431,452 $ 6,020,060 $ 63,971,162 $25,851,364 $1,371,867,287
                              ============ =========== ============ =========== ==============


